Exhibit 99.1

CONTRACT AWARD NOTIFICATION RECEIVED FOR REGIONAL BEHAVIORAL HEALTH AUTHORITY

IN MARICOPA COUNTY, ARIZONA

PHOENIX, AZ. — March 25, 2013 —Magellan Health Services, Inc. (NASDAQ: MGLN) announced today that Magellan Complete Care of Arizona, a joint venture owned 80% by Magellan and 20% by Vanguard/Phoenix Health Plan, has been notified by the state of Arizona that it has not been selected as the Regional Behavioral Health Authority (RBHA) in GSA6 (Maricopa County).  The RBHA contract is for the management of the publicly funded behavioral health system that delivers mental health, substance abuse and crisis services for adults, youth, and children and includes an integrated behavioral and physical health care system for individuals with Serious Mental Illness.  Magellan’s existing contract to manage behavioral health services began on September 1, 2007, and was previously extended through September 30, 2013; such contract generated net revenues of $758.3 million for the year ended December 31, 2012.

Magellan Complete Care of Arizona has the right to protest the State’s decision, and is currently evaluating the scoring of its bid as well as other relevant information to determine whether it will file a protest.

“We are disappointed in the State’s decision especially given our track record of success in transforming the public behavioral health system in Maricopa County,” said Dr. Richard Clarke, CEO of Magellan Health Services of Arizona.  “Regardless of this decision, our work has had a positive impact on health care in Maricopa County.  We will continue to seek opportunities to continue our work on behalf of the people of Arizona.”

The company’s full year 2013 guidance assumed that the contract would be awarded to Magellan Complete Care of Arizona.  The company is assessing the impact of this award notification on its 2013 guidance.

About Magellan Health Services

Headquartered in Avon, Conn., Magellan Health Services Inc. is a leading specialty health care management organization with expertise in managing behavioral health, radiology and specialty pharmaceuticals, as well as pharmacy benefits programs. Magellan delivers innovative solutions to improve quality outcomes and optimize the cost of care for those we serve.  As of December 31, 2012, Magellan’s customers include health plans, employers and government agencies, serving approximately 33.8 million members in our behavioral health business, 17.2 million members in our radiology benefits management segment, and 8 million members in our medical pharmacy management product.  In addition, the specialty pharmaceutical segment served 41 health plans and employers, and several pharmaceutical manufacturers and state Medicaid programs.  The company’s Medicaid Administration segment served 24 states and the District of Columbia.  For more information, visit www.MagellanHealth.com.

Cautionary Statement
This release contains forward-looking statements within the meaning of the Securities Exchange Act of 1934 and the Securities Act of 1933, as amended that involve a number of risks and uncertainties. All statements, other than statements of historical information provided herein, may be deemed to be forward-looking statements including, without limitation, statements regarding the contract to provide behavioral health care services to Medicaid recipients and beneficiaries of the Maricopa County Regional Behavioral Health Authority.  These statements are based on management’s analysis, judgment, belief, and expectation only as of the date hereof, and are subject to uncertainty and changes in circumstances. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “may,” “should,” “could,” “estimate,” “intend,” and other similar expressions are intended to identify forward-looking statements. Actual results could differ materially due to, among other things, the possible election of certain of the Company’s customers to manage the health care services of their members directly; changes in rates paid to and/or by the Company by customers and/or providers; higher utilization of health care services by the Company’s risk members; delays, higher costs or inability to implement new business or other Company initiatives; the impact of changes in the contracting model for Medicaid contracts; termination or non-renewal of customer contracts; the impact of new or amended laws or regulations; governmental inquiries; litigation; competition; operational issues; health care reform; and general business conditions. Additional factors that could cause actual results to differ materially from those reflected in the forward-looking statements include, but are not limited to, the risks discussed in the “Risk Factors” section included within the Company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date of this release.

Media Contacts:

Magellan Health Services - Corporate

David W. Carter

(860) 507-1909

DWCarter@MagellanHealth.com

Investor Contact:

Renie Shapiro

(877) 645-6464

RShapiro@MagellanHealth.com

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